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                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549


                               FORM 8-K


                            CURRENT REPORT


                  PURSUANT TO SECTION 13 OR 15(d) OF
                  THE SECURITIES EXCHANGE ACT OF 1934


  Date of Report (Date of earliest event reported):  November 8, 1996


                   Commission file number 0-19894

                      CHROMCRAFT REVINGTON, INC.
        (Exact name of Registrant as specified in its charter)

                Delaware                        35-1848094
     (State or other jursidiction of           (IRS Employer
      incorporation or organization)         Identification No.)


           1100 North Washington Street, Delphi, IN  46923
        (Address of Registrant's principal executive offices)

                            (317) 564-3500
        (Registrant's telephone number, including area code)


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Item 2.  Acquisition of Assets

     Effective November 8, 1996, Chromcraft Revington, Inc. (the "Registrant") acquired Cochrane Furniture Company, Inc. ("Cochrane Furniture"), a North Carolina corporation, pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated October 10, 1996 by and among the Registrant, Cochrane Furniture and CRI Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of the Registrant.

     The Merger Agreement provided, among other things, for (a) the merger of CRI Acquisition Corporation with and into Cochrane Furniture (the "Merger"), with Cochrane Furniture being the surviving corporation, and (b) the conversion of each of the outstanding shares of common stock of Cochrane Furniture at the effective time of the Merger into the right to receive the sum of $4.75 per share. The aggregate cash consideration paid by the Registrant pursuant to the Merger Agreement for all of the outstanding shares of Cochrane Furniture common stock was $2,213,362.25 (the "Aggregate Share Price").

     Cochrane is engaged primarily in the business of manufacturing and selling dining, bedroom and upholstered furniture. Its corporate headquarters and manufacturing facilities are located in North Carolina. Following the Merger, the Registrant intends to continue the use of Cochrane Furniture's plant, machinery and equipment predominately in the manufacture and sale of dining, bedroom and upholstered furniture.

     The Registrant is a party to a credit agreement (the "Credit Agreement") with a syndicate group of banks (the "Bank Group") under which NBD Bank, N.A. is the administrative agent. Pursuant to the terms of the Credit Agreement, the Bank Group has made available a credit facility to the Registrant to be utilized for working capital and other general corporate purposes and for certain permitted acquisitions.

     The Credit Agreement imposes restrictions on the ability of the Registrant's subsidiaries (including Cochrane Furniture) to incur indebtedness to banks other than those in the Bank Group and on the ability of the Registrant's subsidiaries to encumber their assets. Accordingly, the Registrant has borrowed or will borrow under its existing credit facility (a) approximately $22,100,000 in order to refinance all of Cochrane Furniture's indebtedness secured by the material assets of Cochrane Furniture and (b) $2,213,362.25 in order to pay the Aggregate Share Price.

Item 7.  Financial Statements and Exhibits

(a)  Financial statements of business acquired

     (1)  The financial statements of Cochrane Furniture required to


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          be filed in response to Item 7(a)(1) will be filed with the
          Securities and Exchange Commission as soon as practicable but not later than 60 days after the date that this Form 8-K must be filed with the Commission.

     (2)  The accountant's report required to be filed in response to
          Item 7(a)(2) will be filed with the Securities and Exchange Commission at the same time that the financial statements of Cochrane Furniture required by Item 7(a)(1) are filed with the Commission.

(b)  Pro forma financial information

          The pro forma financial information required to be filed in response to Item 7(b) will be filed with the Securities and Exchange Commission as soon as practicable but not later than 60 days after the date that this Form 8-K must be filed with the Commission.

(c)  Exhibits

     2 Agreement and Plan of Merger dated October 10, 1996 by and among the Registrant, Cochrane Furniture and CRI Acquisition Corporation (Incorporated by reference to Exhibit 2 of the Registrant's Form 8-K, File No. 0-19894, dated November 4, 1996).

     23 Consent of Independent Auditor of Cochrane Furniture (To be filed at the same time that financial statements of Cochrane Furniture are filed with the Securities and Exchange
          Commission pursuant to Item 7(a)(1)).


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                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                       CHROMCRAFT REVINGTON, INC.
                                       (Registrant)


Date:  November 22, 1996               /s/ Frank T. Kane
                                       Frank T. Kane
                                       Vice President-Finance
                                       (Duly Authorized Officer and
                                       Chief Financial Officer)


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